UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016 (June 24, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

SunEdison, Inc., a debtor and debtor-in-possession (the “Company”) in a pending case (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under Chapter 11 of the United States Bankruptcy Code, obtained certain amendments to that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016 (as amended, the “DIP Credit Agreement”), entered into by and among the Company, the lenders from time to time party thereto (the “DIP Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “DIP Agent”), and the letter of credit issuers and other financial institutions and entities party thereto from time to time. Such amendments are reflected in that certain Amendment No. 3 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 24, 2016 (the “DIP Amendment”), among the Company, the DIP Lenders party thereto and the DIP Agent.

The DIP Amendment modifies certain provisions in the DIP Credit Agreement relating to, among other things: (a) guaranty and collateral matters; and (b) certain milestones relating to the Company’s restructuring efforts.

The foregoing description of the DIP Amendment does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment No. 3 to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 24, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Deutsche Bank AG New York Branch, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016

SUNEDISON, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Executive Officer and Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment No. 3 to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 24, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Deutsche Bank AG New York Branch, as the administrative agent.